UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                    April 24, 2014

Lakes Entertainment, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	0-24993	41-1913991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

130 Cheshire Lane, Suite 101, Minnetonka, Minnesota	55305
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                                                                                       (952) 449-9092

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

On April 24, 2014, a wholly owned subsidiary of Lakes Entertainment, Inc. (“Lakes”) entered into Amendment No. 1 to Subordination and Intercreditor Agreement (“Amended Intercreditor Agreement”) with Penn National Gaming, Inc. (“Penn”) and the Jamul Indian Village (“Jamul”) relating to monies Lakes had previously advanced to Jamul for the development of a gaming facility on Jamul’s trust land in San Diego County, California. The Amended Intercreditor Agreement gives Penn the right to refinance the senior debt, provided that the outstanding senior debt does not exceed $400 million and the maturity date is not extended beyond seven years after the opening of the gaming facility. If the senior debt is not repaid within such seven year period, Lakes will have the right to receive up to $1.5 million in principal payments per quarter. Jamul’s current debt of $60 million owed to Lakes will continue to be subordinate to the senior debt until such financing is paid in full, but current interest on the subordinated debt will be paid to Lakes on a quarterly basis when the Penn casino opens, so long as there is no default under the senior financing agreement. When the senior financing is paid in full, Lakes will receive repayment of its outstanding principal and interest.

Also on April 24, 2014, Lakes, Penn and Jamul entered into a Modification Agreement (“Modification Agreement”) which modifies the promissory notes previously executed by Jamul in favor of Lakes. The Modification Agreement provides that if the senior debt is not repaid within seven years after the opening of the casino, Jamul will make principal payments, towards the current $60 million of debt owed to Lakes, in an amount of up to $1.5 million per quarter based on a formula of cash availability. The Modification Agreement also provides that when the senior debt is repaid in full, Jamul will make principal payments with 80% of the casino’s excess cash based on a formula of cash availability.

A copy of the Amended Intercreditor Agreement and the Modification Agreement are attached as Exhibit 10.1 and Exhibit 10.2 to this Form 8-K.

Item 9.01.     Financial Statements and Exhibits.

(a)	Not Applicable

(b)	Not Applicable

(c)	Not Applicable

(d)	Exhibits

10.1	Amendment No. 1 to Subordination and Intercreditor Agreement by and between Lakes Jamul Development, LLC, Penn National Gaming, Inc., and Jamul Indian Village dated April 24, 2014.

10.2	Modification Agreement by and between Lakes Jamul Development, LLC., Penn National Gaming, Inc. and Jamul Indian Village, dated April 24, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LAKES ENTERTAINMENT, INC. (Registrant)

Date: April 30, 2014	/s/ Timothy J. Cope
Name: Timothy J. Cope
Title: President and Chief Financial Officer